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                                   EXHIBIT 12
                     WELLS FARGO & COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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- --------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Year ended December 31,
                                                               -----------------------------------------------------------------
(in millions)                                                    1994             1993           1992          1991         1990
- --------------------------------------------------------------------------------------------------------------------------------
Earnings, including interest on deposits (1):
  Income before income tax expense                             $1,454           $1,038         $  500        $   54       $1,196
  Fixed charges                                                 1,214            1,157          1,505         2,504        2,784
                                                               ------           ------         ------        ------       ------
                                                               $2,668           $2,195         $2,005        $2,558       $3,980
                                                               ======           ======         ======        ======       ======

Fixed charges (1):
  Interest expense                                             $1,155           $1,104         $1,454        $2,452       $2,737
  Estimated interest component of net rental expense               59               53             51            52           47
                                                               ------           ------         ------        ------       ------
                                                               $1,214           $1,157         $1,505        $2,504       $2,784
                                                               ======           ======         ======        ======       ======


Ratio of earnings to fixed charges (2)                           2.20             1.90           1.33          1.02         1.43
                                                               ======           ======         ======        ======       ======

Earnings, excluding interest on deposits:
  Income before income tax expense                             $1,454           $1,038         $  500        $   54       $1,196
  Fixed charges                                                   360              294            320           539          839
                                                               ------           ------         ------        ------       ------
                                                               $1,814           $1,332         $  820        $  593       $2,035
                                                               ======           ======         ======        ======       ======

Fixed charges:
  Interest expense                                             $1,155           $1,104         $1,454        $2,452       $2,737
  Less interest on deposits                                      (854)            (863)        (1,185)       (1,965)      (1,945)
  Estimated interest component of net rental expense               59               53             51            52           47
                                                               ------           ------         ------        ------       ------
                                                               $  360           $  294         $  320        $  539       $  839
                                                               ======           ======         ======        ======       ======

Ratio of earnings to fixed charges                               5.04             4.53           2.56          1.10         2.42
                                                               ======           ======         ======        ======       ======

(1)  As defined in Item 503(d) of Regulation S-K.
(2) These computations are included herein in compliance with Securities and Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there were no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the
     proportion of income which is tax-exempt.   Second, even if there were no
     change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.

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